                                                                     EXHIBIT 1.2

                            KEY CAPITAL CORPORATION
                            (A Maryland Corporation)

                        _________ shares of Common Stock
                           Par Value $1.00 Per Share



                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   _______, 1999

Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

     Key Capital Corporation, a Maryland corporation ("Key" or "Company"), the holding company for Key Bank and Trust, a Maryland chartered trust company ("Bank"), proposes to issue and sell to Ryan, Beck & Co., Inc. (the "Underwriter"), ____________ authorized but unissued shares of its common stock, $1.00 par value per share (the "Common Stock"). The Company also grants to Ryan, Beck the option described in Section 2 to purchase all or any part of ______ additional shares of Common Stock to cover over-allotments. The aforesaid ___________ shares of Common Stock ("Initial Shares"), together with all or any part of the _____ additional shares of Common Stock subject to the option described in Section 2 ("Additional Shares"), are collectively herein called the "Shares." The Shares are more fully described in the Prospectus referred to below. The Underwriter proposes to resell the shares to the general public in a public offering ("Public Offering").

     Prior to the date hereof, up to ____ shares of Common Stock were offered to the general public in a community offering ("Community Offering") pursuant to an agency agreement between the Company and the Underwriter dated ___, 1999 (the "Agency Agreement"). The Shares proposed to be sold to the Underwriter hereby represent Shares not sold in the Community Offering. The Community Offering and the Public Offering are collectively referred to herein as the "Offering."

     The initial public offering price for the Shares, the purchase price to be paid by the Underwriter for the Shares and the commission per Common Stock to be paid by the Company to the Underwriter shall be agreed upon by the Company and the Underwriter, and such agreement
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shall be set forth in a separate written instrument substantially in the form of
Exhibit A hereto (the "Price Determination Agreement"). The Price Determination
---------
Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the
                                          ---------
Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-62667) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related offering circular and preliminary prospectus or prospectuses. Such registration statement, as amended, has been declared effective by the Commission. The amended prospectus on file with the Commission at the time such registration statement became effective is hereinafter referred to as the "Offering Circular," except that, if the prospectus used in connection with the Community Offering differs from the prospectus on file with the Commission at the time the registration statement became effective, the term "Offering Circular" shall refer to such revised prospectus from and after the time it is first used in the Community Offering.

     Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a post-effective amendment to the Registration Statement and an amended prospectus relating to the sale of Shares in the Public Offering in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such post-effective registration statement, as amended, if applicable, but that is deemed to be part of such post-effective registration statement (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus relating to the sale of Shares in the Public Offering, and any prospectus relating to the sale of Shares in the Public Offering that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in connection with the Public Offering of the Shares is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated ______, 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          Section 1. Representations and Warranties.

          (a) Representations and Warranties by the Company.  The Company
              ---------------------------------------------
represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and as of each Date of Delivery (if any) referred to in Section 2(a) hereof, and agrees with the Underwriter, as follows:

          (i) Compliance with Registration Requirements.  Each of the
              -----------------------------------------
Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)      Independent Accountants.  KPMG Peat Marwick LLP, the
                    -----------------------
accountants who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)     Financial Statements.  The consolidated financial
                    --------------------
statements, audited and unaudited, included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data, pro forma and the summary consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement.

          (iv)      No Material Adverse Effect on Business.  Since the
                    --------------------------------------
respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company, the Bank nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.

          (v) Good Standing of the Company.  The Company is a corporation duly
              ----------------------------
organized, validly existing and in good standing under the laws of the State of Maryland with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (vi)      Corporate Power and Authority.  The Company is duly
                    -----------------------------
registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); each subsidiary of the Company that conducts business as a bank is duly authorized to conduct such business in each jurisdiction in which such business is currently conducted; and the deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Common Stock.

          (vii)     Good Standing of the Bank.  The Bank is a trust company
                    -------------------------
duly organized, validly existing and in good standing under the laws of the State of Maryland with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; the Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Bank and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of the Bank and each of the Company's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (viii)    Absence of Significant Subsidiaries.  Except for the Bank,
                    -----------------------------------
the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

          (ix)      Capitalization.  The authorized, issued and outstanding
                    --------------
capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (x) Authorization of Agreement.  This Agreement has been duly
              --------------------------
authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (xi)      Authorization and Description of Securities.  The Shares to
                    -------------------------------------------
be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the right set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xii)     Absence of Defaults and Conflicts.  Neither the Company, the
                    ---------------------------------
Bank nor any other subsidiary is in violation of any provision of its articles of incorporation, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment Event (as defined below) under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches or defaults or linens, charges or encumbrances that would not individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, right or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xiii)    Absence of Legal Proceedings.  Except as disclosed in the
                    ----------------------------
Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xiv)     Accuracy of Exhibits.  There are no material contracts or
                    --------------------
documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xv)      Title to Property.  The Company and its subsidiaries,
                    -----------------
including the Bank, each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Bank or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xvi)     Possession of Licenses and Permits.  Each of the Company
                    ----------------------------------
and its subsidiaries, including the Bank, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xvii)    Absence of Labor Dispute.  No labor problem with the
                    ------------------------
employees of the Company, the Bank or any other subsidiary exists or, to the best knowledge of the Company, is imminent that could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xviii)   Registration Rights.  Except as disclosed in the Prospectus,
                    -------------------
there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xix)     Possession of Intellectual Property.  Except as disclosed in
                    -----------------------------------
the Prospectus, the Company and its subsidiaries, including the Bank, own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. Neither the Company, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xx)      Tax Matters.  The Company and each subsidiary of the Company
                    -----------
has filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

          (xxi)     Nasdaq Listing.  The Common Stock have been approved for
                    --------------
listing on The Nasdaq Stock Market, Inc.'s (the "Nasdaq Stock Market") National Market.

          (xxii)    Compliance with Certain Provisions of the Exchange Act.
                    ------------------------------------------------------
Neither the Company, the Bank nor any other subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Common Stock.

          (xxiii)   Compliance with Applicable Laws.  Neither the Company, the
                    -------------------------------
Bank nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxiv)    Absence of Certain Agreements.  Neither the Company, the
                    -----------------------------
Bank nor any other subsidiary has any agreement or understanding with any person
(A) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company, the Bank or any other subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

          (xxv)     Absence of Further Requirements.  No filing with, or
                    -------------------------------
authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xxvi)    Warrants, Options and Other Rights.  Except as disclosed in
                    ----------------------------------
the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries.

          (xxvii)   Investment Company Act.  The Company is not, and upon the
                    ----------------------
issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxviii)  Environmental Laws.  Except as described in the Registration
                    ------------------
Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxix)    Insurance.  The Company and its Subsidiaries carry or are
                    ---------
entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (xxx)     Accounting Controls.  The Company and its Subsidiaries
                    -------------------
maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxi)    Fees.  Other than as contemplated by this Agreement or the
                    ----
Agency Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement or the Agency Agreement.

          (xxxii)   Lock-up Agreements.  The Company has obtained and delivered
                    ------------------
to the Underwriter the agreements of the persons and entities named in Schedule
                                                                       --------
B hereto to the effect that each such person and entity will not, for a period
-
of 180 days from the date hereof and except as otherwise provided therein, without the prior written consent of the Underwriter directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that such restrictions shall not apply to a bona fide gift of shares of Common Stock by such person to a person or entity who, prior to such transfer, shall have executed and delivered to the Underwriter an agreement, substantially in the form of the agreement contemplated by this Section 1(a)(xxviii), not to take any action prohibited by such agreement with respect to such shares of Common Stock.

          (xxxiii)  Use of Prospectus.  The Company has not distributed and,
                    -----------------
prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

          (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

          Section 2.  Sale and Delivery to the Underwriter; Closing.
                      ---------------------------------------------

          (a) Initial Securities and Option Securities.  On the basis of the
              ----------------------------------------
representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, _________ shares of Common Stock at the purchase price and terms set forth herein and in the Price Determination Agreement.

          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional _________ shares of Common Stock in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at 5:00 p.m. New York City time on the 30th day after the commencement of the Public Offering (or at 5:00 p.m. New York City time on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, on one occasion only, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Date of Delivery") shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

          (b) Payment.  Payment of the purchase price for, and delivery of
              -------
certificates for, the Initial Securities shall be made at the offices of Thacher Proffitt & Wood, 1700 Pennsylvania Avenue, N.W., Suite 800, Washington, DC 20006, or at such other place as shall be agreed upon by the Company and the Underwriter, at 10:00 a.m. Washington time on the third full business day after commencement of the Public Offering, or at such other time not earlier than three nor more than ten full business days thereafter as the Underwriter and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Thacher Proffitt & Wood, or at such other place as shall be agreed upon by the Company and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery to the Underwriter for the account of the Underwriter of Common Stock to be purchased by it.

          (c) Denominations; Registration.  Certificates for the Initial
              ---------------------------
Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          Section 3.  Certain Covenants of the Company.  The Company covenants
                      --------------------------------
with the Underwriter as follows:

          (a) Compliance with Securities Regulations.  The Company will use its
              --------------------------------------
best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as shall be necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments.  The Company will not at any time file or
              --------------------
make any amendment to the Registration Statement or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Prospectus (including documents incorporated by reference into the Registration Statement or the Prospectus) of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

          (c) Delivery of Registration Statements.  The Company has delivered or
              -----------------------------------
will deliver to the Underwriter and counsel for the Underwriter, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts as the Underwriter may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses.  The Company will deliver or cause to be
              ------------------------
delivered to the Underwriter or counsel to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws.  The Company will
              -----------------------------------------
comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Common Stock as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Common Stock, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

          (f) Blue Sky Qualifications.  The Company will use its best efforts,
              -----------------------
in cooperation with the Underwriter, to qualify the Common Stock, for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the
                                              --------  -------
Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Common Stock have been qualified as above provided.

          (g) Rule 158.  The Company will make generally available (within the
              --------
meaning of Rule 158 of the 1933 Act Regulations ("Rule 158") to its securityholders and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule
158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

          (h) Use of Proceeds.  The Company will use the net proceeds received
              ---------------
by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (i) Compliance with Exchange Act.  The Company, during the period when
              ----------------------------
a prospectus is required by the 1933 Act to be delivered in connection with sales of Common Stock, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

          (j) Delivery of Reports to Underwriter.  For a period of three years
              ----------------------------------
after the Closing Time, the Company will furnish to the Underwriter copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission and such other documents, reports, proxy statements and information as shall be furnished by the Company to its stockholders generally.

          (k) Delivery of Reports to Shareholders.  The Company will provide to
              -----------------------------------
the holders of the Common Stock annual reports containing financial statements audited by the Company's independent auditors and, upon written request, the Company's annual reports on Form 10-K.

          (l) Delivery of Reports to Nasdaq.  The Company will file with the
              -----------------------------
Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded on the Nasdaq Stock Market's National Market, in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

          (m) Payment of Blue Sky Fees.  The Company shall pay the legal fees
              ------------------------
and related filing fees of Thacher Proffitt & Wood to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Common Stock as contemplated by the Prospectus and a copy of such Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriter.

          (n) Updating the Prospectus.  If, at the time the Registration
              -----------------------
Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

          (o) Delivery of Bound Volumes.  The Company will, at its expense,
              -------------------------
subsequent to the issuance of the Common Stock, prepare and distribute to the Underwriter and counsel to the Underwriter, a bound volume containing copies of the documents used in connection with the issuance of the Common Stock.

          (p) Restriction on Material Transactions.  The Company will not, prior
              ------------------------------------
to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

          (q) Restriction on Sale of Securities.  During a period of 180 days
              ---------------------------------
from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

          Section 4.  Payment of Expenses.
                      -------------------

          (a) Payment.  The Company will pay and bear all costs and expenses
              -------
incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, all amendments thereto, all preliminary prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter; (ii) the preparation, printing and distribution of this Agreement, the Agency Agreement, the Blue Sky Survey and all other documents applicable to the Offering; (iii) the preparation, issuance and delivery of certificates for the Common Stock to the purchasers thereof; (iv) the fees and disbursements of the Company's counsel and accountants; (v) Nasdaq Stock Market filing fees; (vi) the fees and disbursements of Thacher Proffitt & Wood in connection with the Blue Sky Survey; (vii) the qualification of the Common Stock under the applicable securities laws in accordance with Section 3(f) hereof; (viii) any filing fee for review of the Offering by the Commission and the NASD; (ix) the fees and expenses related to the marketing by the Underwriter of the Common Stock; (x) the fees and charges of any transfer agent, registrar and other agents; (xi) the legal fees not to exceed $60,000, plus associated expenses of the Underwriter's counsel, and (xii) general out-of-pocket expenses of the Underwriter which shall not exceed $10,000 without the prior written consent of the Company, which consent shall not be unreasonably withheld, and (xiii) all other costs incident to the performance of the Company's obligations hereunder.

     If (i) the Closing Time does not occur on or before       , 1999, (ii) the
Company abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or 8(a), the Company shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter.

          (b) Allocation of Expenses.  The provisions of this Section shall not
              ----------------------
affect and, as between the Underwriter, on the one hand, and the Company on the other hand, shall not be affected by, any agreement that the Company may make for the sharing of such costs and expenses.

          Section 5.  Conditions of Underwriter's Obligations.  The obligations
                      ---------------------------------------
of the Underwriter to purchase and pay for the Common Stock that it has agreed to purchase pursuant to this Agreement are subject, in the Underwriter's discretion, to the following further conditions:

          (a) Effectiveness of Registration Statement.  The Registration
              ---------------------------------------
Statement shall have become effective not later than 4:00 p.m., New York City time, on the first business day following the date hereof, or at such later time or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Company has elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) Opinions of Counsel.  At the Closing Time, the Underwriter shall
              -------------------
have received:

          (i) The favorable opinion, dated as of the Closing Time, of Housley, Kantarian & Bronstein, P.C., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit B.
                  ---------

          (ii) The favorable opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

          In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the laws of Maryland upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriter, in which case the opinion shall state that such counsel believes that it, the Underwriter and the Underwriter's counsel are entitled to so rely upon the opinions of such other counsel. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or directors of the Company and the Bank and certificates of public officials.

          (c) Officer's Certificate.  At the Closing Time and again at the
              ---------------------
Option Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable; (v) the other representations and warranties of the Company set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the knowledge of the Company, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

          (d) Accountant's Comfort Letter.  At the time that this Agreement is
              ---------------------------
executed by the Company, the Underwriter shall have received from KPMG Peat Marwick, LLP, a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that with respect to the
Company:

          (i) in their opinion, the consolidated financial statements as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

          (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and the Bank and of the Audit and Executive Committees of the Board of Directors of the Bank since January 1, 1999, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) the unaudited interim consolidated financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus,

          (B) at a specified date not more than three days prior to the date of this Agreement, there was any increase in long-term debt or Federal Home Loan Bank advances of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries, any increase in non-performing loans or non-performing assets of the Company and its consolidated subsidiaries or any increase or decrease in loan loss allowance of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at December 31, 1998 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

          (C) for the period from January 1, 1998 to a specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, net income or net income per share, in each case as compared with a period of comparable length in the preceding year, except in all cases for increases or decreases that the Registration Statement discloses have occurred or may occur; and

          (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records).

          (e) At the Closing Time, the Underwriter shall have received from KPMG Peat Marwick, LLP a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in the letter(s) finished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three days prior to the Closing Time.

          (f) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Common Stock as contemplated in this Agreement and the matters referred to in
Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Common Stock as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriter and its counsel.

          (g) Payment of Expenses.  The Company shall have paid, or made
              -------------------
arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by Section 4 hereof.

          (h) Conditions for Purchase of Option Securities.  In the event the
              --------------------------------------------
Underwriter exercises its option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriter to purchase the Option Securities that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:

               (1) A certificate, dated the Option Closing Date, of the President and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

               (2) The favorable opinion of Housley, Kantarian & Bronstein, P.C., counsel for the Company, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

               (3) The favorable opinion of Thacher Proffitt & Wood, counsel to the Underwriter, dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by
          Section 5(b)(iv) hereof; and

               (4) A letter from KPMG Peat Marwick, L.L.P. addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter finished to the Underwriter pursuant to
          Section 5(e) hereof.

          (i) Approval of Listing.  At Closing Time, the Shares shall have been
              -------------------
approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

          (j) No Objection.  The NASD shall have confirmed that it has not
              ------------
raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k) Lock-up Agreements.  At the date of this Agreement, the
              ------------------
Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule B hereto.
---------                                        ----------

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 10 and 12 of this Agreement shall remain in effect.

          Section 6.  Indemnification.
                      ---------------

          (a) The Company agrees to indemnify and hold harmless the Underwriter, each officer, director, employees, agent and legal counsel of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Company as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, the Underwriting Agreement or the compensation of the Underwriter furnished to the Company by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in the Underwriting Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriter's directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees, agents, legal counsel and controlling persons of each affiliate of the Underwriter.

          (b) The Underwriter agrees to indemnify and hold harmless each of the Company, each of their directors or trustees, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriter, the Underwriting Agreement or the compensation of the Underwriter, furnished to the Company by the Underwriter expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

          (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall be liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Underwriter, settle or compromise any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

          (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the underwriting, and also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid to the Underwriter with respect to the Shares purchased by the Underwriter.

          (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Company may otherwise have to the Underwriter.

          (f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Underwriter shall affect the indemnification obligations of the Company or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.

          Section 7.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery. The representations, warranties, indemnities, agreements and other
---------
statements of the Company or their officers or directors set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Underwriter or any controlling person and will survive delivery of and payment for the Common Stock.

          Section 8.  Termination of Agreement.
                      ------------------------

          (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's judgment, impracticable to market the Common Stock or enforce contracts for the sale of the Common Stock, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASD, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal or Maryland authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter's judgment makes it inadvisable to proceed with the offering, sale and delivery of the Common Stock on the terms contemplated by the Prospectus, or (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Company in the Company's disclosure documents and that the sale of the Common Stock is inadvisable given such disclosures.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 9 and 11 hereof shall remain in effect.

          Section 9.  Notices.  All notices and other communications under
                      -------
this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

          If to the Underwriter:

               Ryan, Beck & Co., Inc.
               220 South Orange Avenue
               Livingston, New Jersey 07039
               Attention:  David P. Downs, Senior Vice-President

          with a copy to:

               Thacher Proffitt & Wood
               1700 Pennsylvania Avenue, N.W.
               Suite 800
               Washington, D.C. 20006
               Attention:  Richard A. Schaberg, Esq.

          If to the Company or the Bank:

               Key Capital Corporation
               7F Gwynns Mill Court
               Owings Mills, MD 21117
               Attention: David H. Wells, Jr., President

          with a copy to:

               Housley Kantarian & Bronstein, P.C.
               1220 19/th/ Street, N.W.,
               Suite 700
               Washington, DC 20036
               Attention: James C. Stewart, Esq.

          Section 10.  Parties. This Agreement is made solely for the benefit
                       -------

of the Underwriter, and the officers, directors, employees, agents and legal counsel of the Underwriter specified in Section 6 hereof, the Company and, to the extent expressed, any person controlling the Company or the Underwriter, and the directors of the Company, its respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Common Stock.

          Section 11.  Arbitration.  Any claims, controversies, demands,
                       ------------
disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Baltimore, Maryland, before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

          Section 12.  Governing Law.  This Agreement shall be governed by the
                       -------------
laws of the State of New Jersey.

          Section 13. Counterparts.  This Agreement may be executed in one or
                      ------------
more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          Section 14. Miscellaneous.  This Agreement sets forth the entire
                      -------------
understanding and agreement of the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements. Any provision in this Agreement which shall be found to be unenforceable shall not affect the validity of the remaining terms of this Agreement. Time shall be of the essence for this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                        Very truly yours,

                                        KEY CAPITAL CORPORATION


                                        By: _______________________________
                                             Name:     David H. Wells, Jr.
                                             Title:    President

                                        KEY BANK & TRUST

                                        By: _______________________________
                                             Name:     David H. Wells, Jr.
                                             Title:    President


Confirmed and accepted as of
the date first above written:

RYAN BECK & CO., INC.

By: ____________________________________
     Name:     David P. Downs
     Title:    Senior Vice-President

                                                                       EXHIBIT A
                                                                       ---------



                            KEY CAPITAL CORPORATION
                            (a Maryland corporation)

                             Shares of Common Stock


                         PRICE DETERMINATION AGREEMENT
                         -----------------------------



                                               ___________________________, 1999


Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), among Key Capital Corporation, a Maryland corporation (the "Company") and Ryan, Beck & Co., Inc. (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Company subject to the terms and conditions set forth therein, of _____ shares of Common Stock of the Company (the "Common Stock"), subject to the Underwriter's option to purchase up to an additional ______ shares of Common Stock (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

     1. The public offering price per share of Common Stock shall be $__________.

     2. The purchase price per share of Common Stock to be paid by the Underwriter shall be $____.

     3. The commission per share of Common Stock to be paid by the Company to the Underwriter for its commitment hereunder shall be $_____.

     The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section l(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     This Agreement shall be governed by the laws of the State of New Jersey.

     If the foregoing is in accordance with the understanding of the Underwriter of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                        Very truly yours,

                                        KEY CAPITAL CORPORATION

                                        By: ___________________________
                                             Name:  David H. Wells, Jr.
                                             Title:    President


                                        KEY BANK & TRUST

                                        By: ____________________________
                                             Name:  David H. Wells, Jr.
                                             Title:    President

Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., INC.


By: _________________________________
     Name:   David P. Downs
     Title:  Senior Vice-President

                                       2